NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

NUMBER

SHARES

SECURE Luggage Solutions INC.

SPECIMEN

AUTHORIZED COMMON STOCK: 25,000,000 SHARES
PAR VALUE: $.001

Countersigned & Registered
PACIFIC STOCK TRANSFER COMPANY
500 E. Warm Springs Road, #240
Las Vegas, Nevada 89119
TRANSFER AGENT AND REGISTRAR

By: ____________________

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Fully paid and non-assessable shares of **SECURE LUGGAGE SOLUTIONS INC.** Common Stock transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECURE LUGGAGE SOLUTIONS INC.
CORPORATE
Seal
DELAWARE

PRESIDENT